Exhibit (d)(6)

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT is made and entered into as of September 5, 2023 (this “Agreement”), by and between THE GABELLI UTILITY TRUST, a closed-end fund organized as a Delaware statutory trust, as issuer (the “Fund”), and Bank of America, N.A., a national banking association organized under the laws of the United States, including its successors by merger or operation of law (“Bank of America”).

WHEREAS, in connection with the Exchange Offer (as defined below), Bank of America desires to exchange with the Fund, and the Fund desires to exchange with Bank of America, the Covered Shares (as defined below) for a newly-issued promissory note (the “Note”), subject to the terms and conditions set forth herein (the “Exchange”).

NOW, THEREFORE, in consideration of the respective agreements contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Auction Market Preferred Shares” means the Series B Auction Market Preferred Shares of the Fund issued and outstanding, with a liquidation preference of $25,000 per share (CUSIP 36240A309).

“Code” means the Internal Revenue Code.

“Covered Shares” means 888 Series B Auction Market Preferred Shares owned by Bank of America as of the date of this Agreement, constituting all Series B Auction Market Preferred Shares owned by Bank of America beneficially or of record.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Offer” means that certain offer by the Fund as approved by the Fund’s Board of Trustees, and under Rule 13e-4 of the Exchange Act, and in reliance on Section 3(a)(9) of the Securities Act, to shareholders of the Fund to exchange all issued and outstanding Auction Market Preferred Shares for the Note, as set forth in the Fund’s Offer to Exchange, dated September 6, 2023 (the “Offer to Exchange”), which shall be filed as an exhibit to the Fund’s Schedule TO expected to be filed on September 6, 2023.

“Exchange Price” each $25,000 par value of Covered Share will be exchanged for $22,803 face amount of the Note.

“Expiration Date” means the expiration date of the Exchange Offer, as set forth in the Offer to Exchange.

“Governmental Authority” means any court, tribunal, arbitral or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any industry self-regulatory authority.

“Lien” means any mortgage, deed of trust, easement, declaration, restriction, pledge, hypothecation, assignment, deposit arrangement, option, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever relating to that property, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

“Liquidation Preference”, with respect to a given number of Auction Market Preferred Shares, means $25,000 times that number.

“Note” means the newly-issued promissory note to be exchanged for the Auction Market Preferred Shares as set out in the Offer to Exchange.

“Statement” means the Second Amended and Restated Statement of Preferences of Series B Auction Market Preferred Shares adopted by the Fund.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

1.1 Incorporation of Certain Definitions by Reference

Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor (including by incorporation by reference) in the Offer to Exchange.

ARTICLE II
EXCHANGE

2.1 Exchange

Subject to the terms and conditions of this Agreement, (a) on the Expiration Date, Bank of America (i) shall have validly tendered to the Fund and not withdrawn the Covered Shares, and (ii) shall convey, transfer and deliver to the Fund, free and clear of any Liens, the Covered Shares, and (b) on the Expiration Date, in exchange for the Covered Shares, the Fund shall issue to Bank of America the Note in accordance with the Offer to Exchange. For the avoidance of doubt, interest on the Note shall begin to accrue on the Expiration Date.

ARTICLE III
CONDITIONS TO CLOSING

It shall be a condition to the obligations set forth in Article II that each of the following conditions shall have been satisfied or waived as of the Expiration Date:

(a) this Agreement shall have been duly executed and delivered by the parties hereto;

(b) receipt by Bank of America of a written certificate executed by a responsible officer of the Fund, dated as of the Expiration Date, to the effect that (A) the representations and warranties of the Fund set forth in Article IV were true and correct in all material respects (except to the extent that any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement and are true and correct in all material respects (except to the extent that any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) as of the Expiration Date with the same force and effect, as though expressly made on and as of the Expiration Date, and (B) the conditions set forth in clauses (b), (c) and (g) of this Article III have been satisfied as of the Expiration Date;

(c) there shall not be any pending or threatened material litigation in respect of the Fund (unless such pending or threatened litigation has been determined by Bank of America to be acceptable, and Bank of America has communicated the same to the Fund in writing);

(d) Bank of America, in its reasonable good faith judgment, shall be satisfied that no change in law, rule or regulation (or their interpretation or administration), in each case, shall have occurred which will adversely affect the consummation of the transactions contemplated by this Agreement;

(e) there shall have been delivered to Bank of America any additional documentation and financial information, including satisfactory responses to its due diligence inquiries, as it reasonably deems relevant to the transactions contemplated by this Agreement;

(f) no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Exchange Offer or the transactions provided for herein. No law or order shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits or makes illegal the consummation of the Exchange Offer or the transactions provided for herein; and

(g) the Note to be issued in the Exchange Offer has been duly authorized and validly issued and is not subject to any preemptive rights (and will not have been issued in violation of any preemptive rights and shall be free of all Liens), and not subject to any option, warrant, call or similar right of any person to acquire the same.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE FUND

The representations and warranties set out in this Article IV are given hereunder by the Fund to Bank of America as of the date of this Agreement.

4.1 Existence

The Fund is existing and in good standing as a Delaware statutory trust, under the laws of Delaware, with full right and power to effect the Exchange Offer, to issue the Note, and to execute, deliver and perform its obligations under this Agreement and the Offer to Exchange with respect to the Note.

4.2 Authorization; Contravention

The execution, delivery and performance by the Fund of this Agreement and the Offer to Exchange are within the Fund’s powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official except such as have been taken or made and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Fund or result in the creation or imposition of any Lien on any asset of the Fund.

4.3 Binding Effect

This Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable or public policy principles of general applicability, it being understood that the enforceability of indemnification provisions may be subject to limitations imposed under applicable securities laws.

The outstanding Auction Market Preferred Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and free of any preemptive or similar rights.

4.4 Litigation

No action, suit, proceeding or investigation is pending or (to the best knowledge of the Fund) overtly threatened in writing against the Fund in any court or before any governmental authority in any way contesting or that, if decided adversely, would affect the validity of the Exchange Offer or this Agreement.

4.5 Consents

All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any shareholder, court or any governmental agency, bureau or agency required to be obtained in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the Exchange Offer by or against the Fund have been obtained and are in full force and effect.

4.6 Exchange Offer

No registration of the Exchange Offer under the Securities Act is required for the exchange by Bank of America of the Covered Shares for the Note in the manner contemplated by this Agreement.

4.7 1940 Act Registration

The Fund is duly registered as a closed-end management investment company under the 1940 Act and such registration is in full force and effect.

4.8 No Defaults

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate, conflict with, require a consent or approval under, result in a breach of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the right of termination of, accelerate the performance required by, increase any amount payable under, change the rights or obligations of a party under, cause any additional fees to be due under, or give rise to any Lien or penalty under, the terms, conditions or provisions of (i) the Fund’s governing documents, (ii) any material contract or other instrument of the Fund, or by which the Fund is bound or affected, or to which the Fund or its businesses, operations, assets or properties is subject or receives benefits or (iii) assuming the accuracy of the representations made by Bank of America in Article V, any law, permit or license.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF BANK OF AMERICA

The representations and warranties set out in this Article V are given hereunder by Bank of America to the Fund as of the date of this Agreement.

5.1 Existence

Bank of America is validly existing and in good standing as a national banking association organized under the laws of the United States, and has full right and power to effect the Exchange and to execute, deliver and perform its obligations under this Agreement.

5.2 Authorization; Contravention

The execution, delivery and performance by Bank of America of this Agreement are within Bank of America’s powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official except such as have been taken or made and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other instrument binding upon Bank of America.

5.3 Binding Effect

This Agreement constitutes a valid and binding agreement of Bank of America, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable or public policy principles of general applicability, it being understood that the enforceability of indemnification provisions may be subject to limitations imposed under applicable securities laws.

5.4 Own Account

Bank of America is acquiring the Note as principal for its own account and not with a view to or for the purpose of distributing or reselling the Note or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing the Note in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Note in violation of the Securities Act or any applicable state securities law. For the avoidance of doubt, this representation and warranty is not limiting Bank of America’s right to transfer the Note in compliance with the transfer limitations of this Agreement and in compliance with applicable federal and state securities laws.

5.5 Litigation

No action, suit, proceeding or investigation is pending or (to the best knowledge of Bank of America) overtly threatened in writing against Bank of America in any court or before any governmental authority in any way contesting or, if decided adversely, would affect the validity of this Agreement.

5.6 Consents

All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any governmental agency, bureau or agency required to be obtained by Bank of America in connection with the execution, delivery, performance, validity or enforceability of this Agreement by or against Bank of America and the Exchange Offer have been obtained and are in full force and effect.

5.7 Certain Transactions

Other than consummating the transactions contemplated by this Agreement, Bank of America has not directly or indirectly executed, nor has any person acting on Bank of America’s behalf or pursuant to any understanding with Bank of America executed, any other purchases of securities of the Fund which may be integrated with the transactions contemplated by this Agreement.

5.8 Title to Covered Shares

Bank of America is the current record and beneficial owner, and a Holder, of the Covered Shares, with full power to participate in the Exchange Offer. Bank of America has good and valid title to the Covered Shares and beneficially owns the Covered Shares, free and clear of any Lien. Bank of America has not, and will not, prior to the expiration of the Exchange Offer, in whole or in part, (i) assign, transfer, hypothecate, pledge or otherwise dispose of the Covered Shares or its ownership rights in the Covered Shares or (ii) given any person any transfer order or power of attorney with respect to the Covered Shares.

5.9 No Defaults

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate, conflict with, require a consent or approval under, result in a breach of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the right of termination of, accelerate the performance required by, increase any amount payable under, change the rights or obligations of a party under, cause any additional fees to be due under, or give rise to any Lien or penalty under, the terms, conditions or provisions of (i) Bank of America’s certificate of incorporation or bylaws, (ii) any material contract or other instrument of Bank of America, or by which Bank of America is bound or affected, or to which Bank of America or its businesses, operations, assets or properties is subject or receives benefits or (iii) assuming the accuracy of the representations made by the Fund contained in Article IV, any law, permit or license.

ARTICLE VI
MISCELLANEOUS

6.1 Notices

All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, electronic mail or similar writing), except in the case of notices and other communications permitted to be given by telephone, and shall be given to such party at its address or telecopy number or email address set forth below or such other address or telecopy number or email address as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section. The notice address for each party is specified below:

(a)	if to the Fund:

The Gabelli Utility Trust

c/o John C. Ball

President

One Corporate Center

Rye, NY 10580

Telephone:	(914) 921-7728
Email:	jball@gabelli.com

(b)	if to Bank of America:

Bank of America, N.A.

One Bryant Park

1111 Avenue of the Americas, 3rd Floor

New York, New York 10036

Attention:	Michael Jentis, Thomas Visone, Lisa Irizarry
Telephone:	(212) 449-7358
Email:	michael.jentis@bofa.com, thomas.visone@bofa.com, lisa.m.irizarry@bofa.com

6.2 No Waivers

No failure or delay by the Fund or Bank of America in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No failure or delay by the Fund or Bank of America in exercising any right, power or privilege under or in respect of the Note shall affect the rights, powers or privileges of the Fund or Bank of America hereunder or shall operate as a limitation or waiver thereof. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.3 Expenses

Each party shall pay its own costs relating to the negotiation, preparation, execution and implementation by it of this Agreement and of each document referred to in it.

6.4 Amendments and Waivers

Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Fund and Bank of America.

6.5 Successors and Assigns

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither the Fund nor Bank of America may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party (other than by operation of law), except that Bank of America may assign its rights or obligations to any affiliates of Bank of America. Any assignment without such prior written consent shall be void.

6.6 Governing Law

This Agreement shall be construed in accordance with and governed by the domestic law of the State of New York without regard to conflicts of law principles that would require the application of the law of another jurisdiction.

THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.

6.7 Waiver of Jury Trial

The Fund and Bank of America hereby waive trial by jury in any action, proceeding or counterclaim brought by any of the parties hereto against any other on any matters whatsoever arising out of or in any way connected with this Agreement.

6.8 Counterparts

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any counterpart or other signature delivered by facsimile or by electronic mail shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.

6.9 Beneficiaries

This Agreement is not intended and shall not be construed to confer upon any person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder.

6.10 Entire Agreement

This Agreement shall constitute the entire agreement and understanding between the parties hereto with respect to the matters set forth herein and shall supersede any and all prior agreements and understandings relating to the subject matter hereof.

6.11 Relationship to the Offer to Exchange

The Fund and Bank of America agree that the representations, warranties, covenants and agreements contained in this Agreement are in addition to the terms and provisions set forth in the Offer to Exchange.

6.12 Severability

In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby so long as the intent of the parties to this Agreement shall be preserved.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE GABELLI UTILITY TRUST

By:
Name:
Title:

BANK OF AMERICA, N.A.

By:
Name:
Title:

[Signature Page to Share Exchange Agreement]